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Exhibit 10.1

EXECUTION COPY

        THIRD AMENDMENT dated as of July 2, 2003 (the "Amendment"), to the Credit Agreement, dated as of July 16, 2002 (the "Credit Agreement"), as amended by the First Amendment, dated as of October 25, 2002 and the Second Amendment, dated as of January 22, 2003, among CHS/Community Health Systems, Inc. (the "Borrower"), Community Health Systems, Inc. ("Parent"), the several banks and other financial institutions from time to time parties thereto (the "Lenders"), Bank of America, N.A., as syndication agent, Wachovia Bank, National Association, as documentation agent, and JPMorgan Chase Bank, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent").

W I T N E S S E T H :

        WHEREAS, pursuant to Section 2.4 of the Credit Agreement, Borrower has the right to request a new term loan tranche in an aggregate principal amount of up to $200,000,000.

        WHEREAS, the Borrower has requested that the Administrative Agent and the Incremental Term Loan Lenders (as defined herein) agree to amend the Credit Agreement as contemplated by Section 2.4 of the Credit Agreement in order to add thereto an additional $200,000,000 term loan facility (the "Incremental Term Loan Facility") as set forth herein; and

        WHEREAS, the Incremental Term Loan Lenders are severally willing to provide the Incremental Term Loan Facility on, and subject to, the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

I.    AMENDMENTS TO THE CREDIT AGREEMENT

        A.    Definitions.    Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein.

        B.    Amendments of Subsection 1.1 (Defined Terms).    (1) Subsection 1.1 of the Credit Agreement is hereby amended by adding the following new definitions, in appropriate alphabetical order:

          "Incremental Closing Date": July 2, 2003.

          "Incremental Term Loan": as defined in subsection 2.1A.

          "Incremental Term Loan Commitment": as to any Incremental Term Loan Lender, its obligation to make Incremental Term Loans to the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Incremental Term Loan Lender's name in Schedule 1(A) under the heading "Incremental Term Loan Commitment" or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's Incremental Term Loan Commitment assigned to such Assignee pursuant to subsection 11.6(b) (in each case as such amount may be adjusted from time to time as provided herein); collectively, as to all the Incremental Term Loan Lenders, the "Incremental Term Loan Commitments". The aggregate amount of Incremental Term Loan Commitments may not exceed $200,000,000.

          "Incremental Term Loan Lender": any Lender having an Incremental Term Loan Commitment hereunder and/or an Incremental Term Loan outstanding hereunder.

          "Incremental Term Loan Commitment Percentage": as to any Incremental Term Loan Lender at any time, the percentage which (i) such Lender's Incremental Term Loans then outstanding constitutes of (ii) the aggregate Incremental Term Loans of all the Incremental Term Loan Lenders then outstanding.

          "Incremental Term Loan Maturity Date": January 16, 2011.

          "Incremental Term Note": as defined in subsection 4.2(e).

          (2)   The definition of "Applicable Margin" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the text of clause (b) in its entirety and inserting, in lieu thereof, the following:

    for each Term Loan and Incremental Term Loan for each day, the rate per annum for the relevant Type of such Term Loan or Incremental Term Loan set forth below:

ABR Loan	Eurodollar Loan
1.50%	2.50%

          (3)   The definition of "Commitment Percentage" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

            "Commitment Percentage": with respect to any Lender, either of the Term Loan Commitment Percentage, Incremental Term Loan Commitment Percentage or the Revolving Credit Commitment Percentage of such Lender, as the context may require.

          (4)   The definition of "Commitments" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

            "Commitments": the collective reference to the Term Loan Commitments, the Incremental Term Loan Commitments, the Revolving Credit Commitments and the Swing Line Commitment; individually, a "Commitment".

          (5)   The definition of "Facility" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

            "Facility": each of (a) the Term Loan Commitments and the Term Loans made thereunder (the "Term Facility"), (b) the Incremental Term Loan Commitments and the Incremental Term Loans made thereunder (the "Incremental Facility") and (c) the Revolving Commitments and the extensions of credit made thereunder (the "Revolving Facility").

          (6)   The definition of "Interest Payment Date" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting the text of clause (d) and substituting in lieu thereof the following:

    as to any Term Loan or Incremental Term Loan, each day on which principal of such Term Loan or Incremental Term Loan is payable and

          (7)   The definition of "Loans" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

          "Loans": the collective reference to the Term Loans, the Incremental Term Loans, the Revolving Credit Loans and the Swing Line Loans; individually, a "Loan".

          (8)   The definition of "Notes" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

          "Notes": the collective reference to the Revolving Credit Notes, the Swing Line Note, the Term Notes and the Incremental Term Notes; one of the Notes, a "Note".

          (9)   The definition of "Required Lenders" contained in Section 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

          "Required Lenders": at a particular time Lenders that hold greater than 50% of (a) the aggregate then outstanding principal amount of the Term Loans or, prior to the Closing Date, the Term Loan Commitments, (b) the aggregate then outstanding principal amount of the Incremental Term Loans, or prior to the Incremental Closing Date, the Incremental Term Loan Commitments and (c) the Revolving Credit Commitments or, if the Revolving Credit Commitments have been cancelled, (i) the aggregate then outstanding principal amount of the Revolving Credit Loans, (ii) the L/C Participating Interests in the aggregate amount then available to be drawn under all outstanding Letters of Credit, (iii) the aggregate then outstanding principal amount of Revolving L/C Obligations and (iv) the aggregate amount represented by the agreements of the Lenders in subsections 6.7(b) and (d) with respect to the Swing Line Loans then outstanding or the Swing Line Loan Participation Certificates then outstanding.

        C.    Addition of Subsections.    Section 2 of the Credit Agreement is hereby amended by adding the following subsections 2.1A, 2.2A and 2.3A immediately following subsection 2.1, 2.2 and 2.3, respectively:

          2.1A    Incremental Term Loan Commitments.    Subject to the terms and conditions hereof, each Incremental Term Loan Lender severally agrees to make, in a single draw on the Incremental Closing Date, a term loan (an "Incremental Term Loan") to the Borrower in an amount equal to the amount of the Incremental Term Loan Commitment of such Lender. The Incremental Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 4.1 and 4.3.

          2.2A.    Repayment of Incremental Term Loans.    The Incremental Term Loans of each Incremental Term Loan Lender shall mature in 30 consecutive installments, each of which shall be in the amount equal to such Incremental Term Loan Lender's Incremental Term Loan Commitment Percentage multiplied by the amount set forth below opposite the date of such installment:

Installment	Principal Amount
December 31, 2003	$500,000
March 31, 2004	$500,000
June 30, 2004	$500,000
September 30, 2004	$500,000
December 31, 2004	$500,000
March 31, 2005	$500,000
June 30, 2005	$500,000
September 30, 2005	$500,000
December 31, 2005	$500,000
March 31, 2006	$500,000
June 30, 2006	$500,000
September 30, 2006	$500,000
December 31, 2006	$500,000
March 31, 2007	$500,000
June 30, 2007	$500,000
September 30, 2007	$500,000
December 31, 2007	$500,000
March 31, 2008	$500,000
June 30, 2008	$500,000
September 30, 2008	$500,000
December 31, 2008	$500,000
March 31, 2009	$500,000
June 30, 2009	$23,625,000
September 30, 2009	$23,625,000
December 31, 2009	$23,625,000
March 31, 2010	$23,625,000
June 30, 2010	$23,625,000
September 30, 2010	$23,625,000
December 31, 2010	$23,625,000
Incremental Term Loan Maturity Date	$23,625,000

          2.3A    Proceeds of Incremental Term Loans.    The Borrower shall use the proceeds of Incremental Term Loans made on the Incremental Closing Date for general corporate purposes of the Borrower and its subsidiaries including, without limitation, to finance Permitted Acquisitions and Permitted Joint Ventures.

        D.    Amendment of Subsection 4.1 (Procedure for Borrowing by the Borrower).    Section 4.1 of the Credit Agreement is hereby amended by adding the following after the second sentence of clause (a):

  With respect to the borrowings to take place on the Incremental Closing Date, the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, on the Incremental Closing Date).

        E.    Amendment of Subsection 4.2 (Repayment of Loans; Evidence of Debt).    (1) Subsection 4.2(a) of the Credit Agreement is hereby amended by deleting the word "and" where it appears immediately before clause (ii), inserting a comma in lieu thereof and adding at the end of the first sentence (immediately prior to the period at the end thereof) the following:

  , and (iii) the principal amount of the Incremental Term Loan of such Lender, in accordance with the amortization schedule set forth in subsection 2.2A (or the then unpaid principal amount of such Incremental Term Loans, on the date that any or all of the Incremental Term Loans become due and payable pursuant to Section 9)

          (2)   Subsection 4.2(e) of the Credit Agreement is hereby amended by deleting the word "and" where it appears immediately before clause (iii), inserting a comma in lieu thereof and inserting at the end of the sentence (immediately prior to the period at the end thereof) the following:

  , and (iv) a promissory note of the Borrower evidencing the Incremental Term Loan of such Incremental Term Loan Lender, substantially in the form of Exhibit A-4 with appropriate insertions as to date and principal amount (an "Incremental Term Note").

        F.    Amendment of Subsection 4.5 (Optional Prepayments).    Subsection 4.5 of the Credit Agreement is amended by deleting the last two sentences in their entirety and substituting in place thereof the following:

          Any amount prepaid on account of Term Loans or Incremental Term Loans may not be reborrowed. Partial prepayments of the Term Loans or Incremental Term Loans pursuant to this subsection 4.5 shall be applied as set forth in subsection4.6(d)(ii).

        G.    Amendment of Subsection 4.6 (Mandatory Prepayments).    (1) Subsection 4.6 of the Credit Agreement is hereby amended by deleting clause (d) in its entirety and substituting in lieu thereof, the following:

          (i)    Amounts to be applied in connection with prepayments made pursuant to paragraph (a) or (b) above shall be applied, first, to the ratable prepayment of the Term Loans and the Incremental Term Loans (in the manner set forth in clause (ii) of this paragraph (d)) and second, to the prepayment of Revolving Credit Loans then outstanding (without any accompanying reduction of the Revolving Credit Commitments). Amounts to be applied in connection with prepayments made pursuant to paragraph (c) above shall be applied, first, to the ratable prepayment of the Term Loan and Incremental Term Loan installments scheduled to be paid during the next twelve months after the date of such prepayment, in the order that such installments are scheduled to be paid; second, to the prepayment of Revolving Credit Loans then outstanding (without any accompanying reduction of the Revolving Credit Commitments); and third, to the prepayment of the remaining installments of the Term Loans and Incremental Term Loans on a pro rata basis.

          (ii)   Partial prepayments of the Term Loans and the Incremental Term Loans pursuant to subsection 4.5 or 4.6 (other than prepayments made pursuant to paragraph (c) of subsection 4.6) shall be applied first, to the installments thereof scheduled to be paid during the next twelve months after the date of such prepayment, in the order that such installments are scheduled to be paid, and second, to the remaining installments on a pro rata basis.

          (2)    Subsection 4.6(k) of the Credit Agreement is hereby amended by inserting ", Incremental Term Loan" after "Term Loan" on the third line.

        H.    Amendments of Subsections 4.18 (Pro Rata Treatment and Payments) and 11.7 (Adjustments; Set-off).    Subsections 4.18 and 11.7 of the Credit Agreement are hereby amended by inserting the phrase "and Incremental Term Loans" immediately after the phrase "Term Loans" each time such phrase appears therein.

        I.    Amendment of Subsection 8.2 (Indebtedness).    Subsection 8.2 of the Credit Agreement is hereby amended by deleting the phrase "Term Loan Maturity Date" contained therein and inserting, in lieu thereof, the phrase "Incremental Term Loan Maturity Date".

        J.    Amendment of Subsection 10.1 (Appointment).    Subsection 10.1 of the Credit Agreement is hereby amended by inserting the phrase ", an Incremental Term Loan Commitment" immediately after the phrase "Term Loan Commitment" contained therein.

        K.    Amendment of Subsection 11.6 (Successors and Assigns; Participations and Assignments).    Subsection 11.6(b)(vi) of the Credit Agreement is hereby amended by inserting the phrase "or Incremental Term Note(s)" immediately after the phrase "Term Note(s)" each time such phrase appears therein.

        L.    Addition of Schedules and Exhibits.    The Credit Agreement is hereby amended by adding as Schedules 1(A), 5.11(c) and 5.11(d) and Exhibits A-4, J and K thereto the documents attached to this Amendment as Schedules 1(A), 5.11(c) and 5.11(d) and Exhibits A-4, J and K, respectively.

II.    CONDITIONS.

        A.    Conditions to Effectiveness.    This Amendment and the obligation of the Incremental Term Loan Lenders to make each Incremental Term Loan hereunder shall become effective upon the satisfaction of the following conditions precedent (the effective date of this Amendment, the "Incremental Closing Date"):

          (1)    Amendment.    The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Administrative Agent and the Incremental Term Loan Lenders as of the date hereof.

          (2)    Reaffirmation of Guarantee and Collateral Agreement.    The Administrative Agent shall have received a reaffirmation of the Parent Guarantee and the Subsidiary Guarantees (the "Reaffirmation"), executed and delivered by an authorized officer of Parent, the Borrower and each other Credit Party signatory to the parent Guarantee and/or the Subsidiary Guarantee, the form of which is attached hereto as Exhibit J.

          (3)    Representations and Warranties.    Each of the representations and warranties made by Parent and the Borrower in or pursuant to this Amendment shall be true and correct in all material respects on and as of the Incremental Closing Date.

          (4)    Fees.    The Incremental Term Loan Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented, on or before the Incremental Closing Date.

          (5)    Legal Opinions.    The Administrative Agent shall have received the following executed legal opinions:

            (a)   the executed legal opinion of Fried, Frank Harris, Shriver & Jacobson, special counsel to each of Parent, the Borrower and the other Credit Parties, reasonably satisfactory in form and substance to the Administrative Agent; and

            (b)   the executed legal opinion of the General Counsel of the Borrower, reasonably satisfactory in form and substance to the Administrative Agent.

          (6)    Closing Certificate.    The Administrative Agent shall have received a Closing Certificate of Parent, the Borrower, and each Subsidiary Guarantor, dated the Incremental Closing Date, substantially in the form of Exhibit K to the Credit Agreement, satisfactory in form and substance to the Administrative Agent and its counsel, executed by the President or any Vice President and the Secretary or any Assistant Secretary of Parent, the Borrower and each Subsidiary Guarantor, respectively.

III.    REPRESENTATIONS AND WARRANTIES.    In order to induce the Administrative Agent and the Incremental Term Loan Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Incremental Term Loan Lenders the following:

        A.    Representations in the Credit Agreement.    The representations and warranties of the Borrower contained in the Credit Documents are true and correct in all material respects on and as of the Incremental Closing Date (after giving effect hereto) as if made on and as of the Incremental Closing Date (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that all references to the "Credit Agreement" in any Loan Document shall be and are deemed to mean the Credit Agreement as amended hereby;

        B.    Financial Condition.    (1) The audited consolidated balance sheets of the Parent and its Subsidiaries at December 31, 2000, December 31, 2001, and December 31, 2002 and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended on such dates, reported on by Deloitte & Touche LLP, copies of each of which have heretofore been furnished to the Administrative Agent and each Incremental Term Loan Lender, fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as at such dates, and the consolidated results of their operations and cash flows for the fiscal periods then ended, in accordance with GAAP consistently applied throughout the periods involved (except as noted therein). The unaudited consolidated balance sheets of the Parent and its Subsidiaries at March 31, 2003 and the related consolidated statements of income, stockholders' equity and cash flows for the three-month period ended on such date, copies of each of which have heretofore been furnished to the Administrative Agent and each Incremental Term Loan Lender, fairly present in all material respects (except for normal year-end adjustments) the consolidated financial position of the Parent and its Subsidiaries as at such date, and the consolidated results of their operations and cash flows for the three-month period then ended, in accordance with GAAP consistently applied throughout the periods involved (except as noted therein).

          (2)   Since December 31, 2002 (i) there have not been any events or states of fact which individually or in the aggregate would have a Material Adverse Effect, and (ii) no change has occurred or is threatened which individually or in the aggregate has had or is continuing to have a material adverse effect on the prospects of the Parent and its Subsidiaries taken as a whole.

        C.    Subsidiaries.    The Subsidiaries of the Borrower listed on Schedule 5.11(c) constitute all of the Domestic Subsidiaries of the Borrower, and the Subsidiaries listed on Schedule 5.11(d) constitute all of the Foreign Subsidiaries of the Borrower as of the Incremental Closing Date. Each Domestic Subsidiary that, as of the Incremental Closing Date, is a Non-Significant Subsidiary, a Syndication Subsidiary, a Restricted Joint Venture Subsidiary or a Non-Restricted Joint Venture Subsidiary is indicated as such on Schedule 5.11(c).

IV.    MISCELLANEOUS.

        A.    Counterparts.    This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

        B.    Fees and Expenses.    The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses in connection with the negotiation, preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Simpson Thacher & Bartlett LLP.

        C.    Successors and Assigns.    This Amendment shall be binding upon and inure to the benefit of the Borrower and its successors and permitted assigns, and upon the Administrative Agent and the Incremental Term Loan Lenders and their respective successors and permitted assigns. The execution and delivery of this Amendment by any Lender prior to the Incremental Closing Date shall be binding upon its successors and assigns and shall be effective as to any loans or commitments assigned to it after such execution and delivery.

        D.    Continuing Effect.    Except as expressly amended hereby, the Credit Agreement as amended by this Amendment shall continue to be and shall remain in full force and effect in accordance with its terms. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrowers that would require an amendment, waiver or consent of the Administrative Agent or the Incremental Term Loan Lenders except as expressly stated herein. Any reference to the "Credit Agreement" in the Credit Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

        E.    Governing Law; Jurisdiction; Acknowledgements.    Subsections 11.10 (Governing Law; No Third Party Rights), 11.11 (Submission to Jurisdiction; Waivers) and 11.12 (Acknowledgements) to the Credit Agreement are incorporated by reference to this Amendment (with references therein to the Credit Agreement and the Lenders, being for the purpose, references to this Amendment and the Incremental Term Loan Lenders, respectively).

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

CHS/COMMUNITY HEALTH SYSTEMS, INC.
By:
Title:
COMMUNITY HEALTH SYSTEMS, INC.
By:
Title:
JPMORGAN CHASE BANK, as Administrative Agent
By:
Title:
BANK OF AMERICA, N.A., as Syndication Agent
By:
Title:
WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agent
By:
Title:
, as an Incremental Term Loan Lender
By:
Title:

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  Exhibit 10.1